UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K


Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 1, 2017


TOOTSIE ROLL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its charter)


        Virginia                001-01361          22-1318955
(State or Other Jurisdiction   (Commission       (I.R.S. Employer
       of Incorporation)        File Number)     Identification No.)


7401 South Cicero Avenue, Chicago, Illinois  60629
(Address of Principal Executive Offices)   (Zip Code)


(Registrant's Telephone Number, Including Area Code) 773-838-3400

   Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))




Item 5.07 Submission of Matters to a Vote of Security Holders.


At the Annual Meeting of Shareholders of Tootsie Roll Industries, Inc. (the "Company") held on May 1, 2017, the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company's definitive proxy statement for the annual meeting previously filed with the Securities and Exchange Commission. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.











Proposal 1 - Election of Directors

	The four nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their successors are elected and duly qualified. The tabulation of votes was:

Nominee		        	 Votes For      Votes Withheld      Broker Non-Vote
Ellen R. Gordon	                263,884,944        3,619,909	        7,364,033
Lana Jane Lewis-Brent           265,638,233        1,866,620            7,364,033
Barre A. Seibert                264,655,184        2,849,669            7,364,033
Paula M. Wardynski              266,184,268        1,320,585            7,364,033


Proposal 2 - Ratification of Independent Registered Public Accounting Firm

	The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year ending
December 31, 2017 was ratified by a vote of 270,531,923 for the motion and 4,206,984 against the motion.


Proposal 3 - Approve Executive Compensation

	The overall compensation of the Company's named executive officers was approved, on an advisory basis, by a vote of 259,766,582 for the motion and 7,428,480 against the motion.


Proposal 4 - Approve the Frequency of Shareholder Votes on Executive Compensation

	A shareholder advisory vote on executive compensation will be held every three years by a vote of 8,082,257 for one year, 161,935 for two years and 258,788,054 for three years.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TOOTSIE ROLL INDUSTRIES, INC.

May 1, 2017                     By:  /S/G. HOWARD EMBER, JR.
                              Name:  G. Howard Ember, Jr.
                             Title:  V.P. Finance and Chief
                                     Financial Officer
